================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              ____________________


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of

                      The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):  July 19, 2000

                              ____________________


                           divine interVentures, inc.
             (Exact name of registrant as specified in its charter)


           Delaware                     0-30043              36-4301991
(State or other jurisdiction of    (Commission File         (IRS Employer
 incorporation or organization)         Number)          Identification No.)

                        3333 Warrenville Road, Suite 800
                             Lisle, Illinois 60532
              (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code:  (630) 799-7500


                              ____________________


===============================================================================

Item 5. Other Events.

     On July 19, 2000, divine interVentures, inc. ("the Company") completed its initial public offering of 14,285,000 shares of its class A common stock at $9.00 per share. All shares were sold by the Company, and are quoted on the Nasdaq National Market under the symbol "DVIN".

     In addition, the Company issued an aggregate of 7,257,455 shares of its class A common stock and 23,288,511 shares of its class C non-voting convertible common stock to 360networks, inc.; Aon Corporation; BancBoston Capital, Inc.; CMGI, Inc.; Compaq Computer Corporation; Hewlett Packard Company; Level 3 Communications Corporation; marchFIRST, Inc.; and Microsoft Corporation in private placements concurrent with the completion of the initial public offering. The total purchase price of the concurrent private placements was $258,913,729 and the net cash proceeds to the Company from the concurrent private placements were approximately $218,421,629.

     The Company issued a news release announcing the public offering and concurrent private placement transactions. A copy of the news release is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

          Exhibits.
          --------

          The exhibit to this report is listed in the Exhibit Index set forth elsewhere herein.

                                   SIGNATURE




     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                divine interVentures, inc.



                                By:  /s/ Michael P. Cullinane
                                   ----------------------------------
                                     Michael P. Cullinane
                                     Executive Vice President, Chief
                                     Financial Officer, and Treasurer


Dated:  July 26, 2000
                           divine interVentures, inc.
                           --------------------------

                                 Exhibit Index
                                 -------------




Exhibit
Number                       Description of Exhibit
------                       ----------------------
 99.1     News release dated as of July 19, 2000 by divine interVentures, inc.